SCHEDULE II

				    INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-ORBITZ INC. CL A

          GABELLI FOUNDATION
                      11/11/04           20,000-           27.5000
          MJG ASSOCIATES, INC.
                      11/11/04            8,000-           27.5000
            GABELLI FUND, LDC
                      11/11/04            2,000-           27.5000
	      GABELLI INTERNATIONAL LTD
                      11/11/04           10,000-           27.5000
          GAMCO INVESTORS, INC.
                      11/11/04          120,000-           27.5000
                      11/11/04          380,834-           27.5000
          GABELLI SECURITIES, INC.
                      11/11/04            2,000-           27.5000
            GABELLI ASSOCIATES LTD
                      11/11/04          273,146-           27.5000
 	      GABELLI ASSOCIATES FUND II
                      11/11/04            8,300-           27.5000
            GABELLI ASSOCIATES FUND
                      11/11/04          270,565-           27.5000
           GABELLI FUNDS, LLC.
               GABELLI DIVIDEND & INCOME TRUST
                      11/11/04          160,000-           27.5000
               GABELLI ABC FUND
                      11/11/04           87,500-           27.5000
               GLOBAL UTILITY & INCOME TRUST
                      11/11/04           22,000-           27.5000

(1) THE TRANSACTIONS ON 11/11/04 WERE IN CONNECTION WITH THE
CASH TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. IN THE CASH TENDER OFFER, HOLDERS OF THE ISSUER'S SHARES
RECEIVED $27.50 PER SHARE FOR EACH OF THE ISSUER'S SHARES HELD.

(2) PRICE EXCLUDES COMMISSION.